Exhibit 99.1

Bitstream Inc. Reports Third Quarter Results for 2009

Net income more than doubles to $0.05 per diluted share as revenue increases by 3%.

MARLBOROUGH, MA—(Business Wire)—November 10, 2009—Bitstream Inc. (Nasdaq: BITS) today reported that total revenue increased by $177,000 or 3% to $5,660,000 for the three months ended September 30, 2009 as compared to total revenue of $5,483,000 for the three months ended September 30, 2008. Total revenue for the three months ended September 30, 2009 increased by $411,000 or 8% as compared to total revenue of $5,249,000 for the three months ended June 30, 2009. The Company’s cash and cash equivalents at September 30, 2009 totaled $17,673,000, an increase of $606,000 from a balance of $17,067,000 at June 30, 2009.

“The third quarter was an exciting time for Bitstream and a very productive one. We increased revenue 3%, decreased operating expenses by $181,000 or 6% and more than doubled our operating profit and net income as compared to the third quarter of 2008,” said Anna Magliocco-Chagnon, President and Chief Executive Officer”. “September 2009 was our best month for e-commerce sales in our history and in October we signed our first OEM licensing deals for our BOLT™ browsing technology, which we believe will lead to additional licensing opportunities for our new Bolt Browser.”

GAAP Results

Our income from operations increased $373,000 or 228% to $536,000 for the three months ended September 30, 2009 as compared to $163,000 for the three months ended September 30, 2008. Net income increased $332,000 or 177% to $519,000 or $0.05 per diluted share for the three months ended September 30, 2009 as compared to net income of $187,000 or $0.02 per diluted share for the three months ended September 30, 2008.

Non-GAAP Results

Our income from operations, not including the effect of stock-based compensation expense, increased $392,000 or 109% to $752,000 for the three months ended September 30, 2009 as compared to $360,000 for the three months ended September 30, 2008. Net income, not including the effect of stock-based compensation expense, increased $351,000 or 91% to $735,000 or $0.07 per diluted share for the three months ended September 30, 2009 as compared to net income of $384,000 or $0.04 per diluted share for the three months ended September 30, 2008.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

CONFERENCE CALL REMINDER

Today, November 10, 2009 at 4:30 p.m. EST, Bitstream will host a conference call with the financial community to discuss its results for the quarter ended September 30, 2009:

•	Domestic Dial-in number: 1-866-837-9789

•	International Dial-in number: 1-703-639-1425

Call into the conference number 5-10 minutes prior to the start time. An operator will request that you provide your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call number, please contact Bitstream at (617) 497-6222.

A replay of the conference call will be available through November 20, 2009 (access code): 1411660

•	Domestic Replay number: 1-888-266-2081

•	International Replay number: 1-703-925-2533

Forward Looking Statements Disclosure

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, market acceptance of the Company’s products, competition and the timely introduction of new products. Additional information concerning certain risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission, including Bitstream’s Annual Report on Form 10-K for the year ended December 31, 2008.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company’s press release in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company also presents non-GAAP measures relating to revenue, income from operations, net income and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude share-based compensation expenses, as well as the related income tax effects.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of Bitstream’s current financial performance and the Company’s prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of Bitstream’s results of operations as determined in accordance with GAAP.

These non-GAAP measures should only be used to evaluate Bitstream’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

About Bitstream

Bitstream Inc. (NASDAQ: BITS) is a software development company that makes communications compelling. Bitstream enables customers worldwide to render high-quality text, browse the Web on wireless devices, select from the largest collection of fonts online, and customize documents over the Internet. Its core competencies include fonts and font technology, browsing technology, and publishing technology. For more information about Bitstream, please visit www.bitstream.com.

Bitstream and MyFonts.com are registered trademarks, and Pageflex, the Bitstream logo, BOLT and ThunderHawk are trademarks of the Company. Other technologies and brand names are used for information only and remain trademarks or registered trademarks of their respective companies.

Bitstream Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue:
Software license	$4,512	$4,222	$12,361	$14,563
Services	1,148	1,261	3,549	3,807

Total revenue	5,660	5,483	15,910	18,370

Cost of revenue:
Software license	1,779	1,696	4,946	5,555
Services	500	598	1,622	1,782

Total cost of revenue	2,279	2,294	6,568	7,337

Gross profit	3,381	3,189	9,342	11,033

Operating expenses:
Marketing and selling	871	979	2,778	3,358
Research and development	1,234	1,334	3,641	4,048
General and administrative	740	713	2,195	2,072

Total operating expenses	2,845	3,026	8,614	9,478

Operating income	536	163	728	1,555
Interest and other income, net	18	30	53	160

Income before provision for income taxes	554	193	781	1,715
Provision for income taxes	35	6	96	56

Net income	$519	$187	$685	$1,659

Basic net earnings per share	$0.05	$0.02	$0.07	$0.17

Diluted net earnings per share	$0.05	$0.02	$0.07	$0.16

Basic weighted average shares outstanding	9,799	9,521	9,770	9,621

Diluted weighted average shares outstanding	10,248	10,160	10,179	10,332

Bitstream Inc.

Consolidated Balance Sheets

(In Thousands)

(unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$17,673	$16,162
Accounts receivable, net	1,399	1,827
Prepaid expenses and other current assets	800	527
Restricted cash	150	150

Total current assets	20,022	18,666

Property and equipment, net	630	427

Other assets:
Goodwill	727	727
Restricted cash, long-term	136	—
Intangible assets	68	81

Total other assets	931	808

Total assets	$21,583	$19,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,479	$832
Accrued payroll and other compensation	381	1,057
Other accrued expenses	557	583
Deferred revenue	1,565	1,937

Total current liabilities	3,982	4,409

Long-term deferred rent	407	—

Total liabilities	4,389	4,409

Total stockholders’ equity	17,194	15,492

Total liabilities and stockholders’ equity	$21,583	$19,901

Bitstream Inc.

Non-GAAP Results

(In Thousands, Except Per Share Data)

(unaudited)

The following table shows Bitstream’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended September 30,
	2009	2008
GAAP operating income	$536	$163
SFAS 123R stock-based compensation	216	197

Non-GAAP operating income	$752	$360

GAAP net income	$519	$187
SFAS 123R stock-based compensation	216	197

Non-GAAP net income	$735	$384

Diluted net income per share:

GAAP net income	$0.05	$0.02
SFAS 123R stock-based compensation	0.02	0.02

Non-GAAP net income	$0.07	$0.04

Shares used to compute diluted GAAP and Non-GAAP net income per share	10,248	10,160